PFT Low Volatility Equity Fund Period ending 7/31/15

1. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014 schedule A dated November 20, 2014 Incorporated by reference to PostEffective Amendment No. 210 to the Registrants Registration Statement filed on May 26, 2015.